Exhibit T3A.13
STATE OF FLORIDA
ARTICLES OF INCORPORATION
OF
Florida Publishing Company
     FIRST: The corporate name that satisfies the requirements of Section 607.0401 is:
Florida Publishing Company
     SECOND: The address of the principal office and the mailing address of the corporation is: 725 Broad Street, Augusta, Georgia 30901.
     THIRD: The number of shares the corporation is authorized to issue is: 10,000 Common no par value stock.
     FOURTH: The street address of the initial registered office of the corporation is c/o C T Corporation System, 1200 South Pine Island Road, City of Plantation, Florida 33324, and the name of its initial registered agent at such address is C T Corporation System.
     FIFTH: The number of directors constituting the initial board of directors of the corporation is Three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS

William S. Morris, III	Post Office Box 936
Augusta, Georgia 30913

Paul S. Simon	Post Office Box 936
Augusta, Georgia 30913

William A. Herman, III	Post Office Box 936
Augusta, Georgia 30913
     SIXTH: The names and addresses of the incorporators are:

NAME	ADDRESS

Racquel M. Goddard	C T Corporation System
1201 Peachtree Street,
Suite 1240
Atlanta, Georgia 30361

Christine E. Vogt	C T Corporation System
1201 Peachtree Street,
Suite 1240
Atlanta, Georgia 30361

Gene Norman	C T Corporation System
1201 Peachtree Street,
Suite 1240
Atlanta, Georgia 30361
     The undersigned has executed these Articles of Incorporation
     This 5th day of September, 1995.

/s/ Racquel M. Goddard
Racquel M. Goddard, Incorporator

/s/ Christine M. Vogt
Christine M. Vogt, Incorporator

/s/ Gene Norman
Gene Norman, Incorporator

     Acceptance by the Registered Agent as required in Section 607.0501 (3) F.S.: C T Corporation System is familiar with and accepts the obligations provided for in Section 607.0505.

C T CORPORATION

/s/ Dale Morris
Dale Morris
Assistant Vice President

Dated September 5th, 1995.

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